EXHIBIT 99.A

DIRECTORS AND EXECUTIVE OFFICERS OF FCB

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of FCB.  Unless otherwise indicated, the business address of each such person is First Community Bancorp, 6110 El Tordo, P.O. Box 2388, Rancho Santa Fe, California 92067.  All of the natural persons listed below are citizens of the United States.

DIRECTORS OF FIRST COMMUNITY BANCORP	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

John M. Eggemeyer	Chairman of the Board of FCB; Chief Executive Officer of Castle Creek Capital LLC and Castle Creek Financial LLC

Matthew P. Wagner	President and Chief Executive Officer of FCB

Stephen M. Dunn	Real estate development, brokerage and consulting and property management; President, Romar Company

Barry C. Fitzpatrick	Attorney; Partner, Newhan, Fitzpatrick, Weston & Brennan, LLP

Charles H. Green	Independent consultant

Arnold W. Messer	President and Chief Operating Officer of Phoenix Pictures

Susan E. Lester	Private investor

Timothy B. Matz	Attorney; Partner, Elias, Matz, Tiernan & Herrick

Daniel B. Platt	President of Del Mar Financial

Robert A. Stine	President and Chief Executive Officer of Tejon Ranch

David S. Williams	Chairman of Williams Mechanical, Inc.

EXECUTIVE OFFICERS OF FCB	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Matthew P. Wagner	President and Chief Executive Officer of FCB

Christopher D. Blake	President of the Eastern Region – Pacific Western National Bank

Robert M. Borgman	President and Chief Executive Officer – First National Bank

Mark A. Christian	Executive Vice President and Manager of Operations and Systems of FCB

Robert G. Dyck	Executive Vice President and Chief Credit Officer of FCB

William A. Hanna	President of the LA Region – Pacific Western National Bank

Lynn M. Hopkins	Executive Vice President of FCB; Chief Financial Officer – Pacific Western National Bank and First National Bank

William T. Powers	President of the Desert Region – Pacific Western National Bank

Victor R. Santoro	Executive Vice President and Chief Financial Officer of FCB

Michael L. Thompson	Executive Vice President – Human Resources of FCB

Jared M. Wolff	Executive Vice President, General Counsel and Secretary of FCB